Item 77Q1:

(e) Copies of any new or amended Registrant investment advisory contracts

Investment Sub-Advisory Agreement, dated September
16, 2013 between SIMC and Neuberger Berman
Management LLC with respect to the Tactical
Offensive Equity Fund is herein incorporated by reference to Exhibit (d)(12) of Post-Effective
Amendment No.53 to Registrants Registration
Statement on Form N-1A (File Nos. 333-169727 and
811-22480), filed with the SEC on November 26, 2013.

Amended Schedule B, dated September 16, 2013, to the
Investment Sub-Advisory Agreement dated January 11,
2011 between SIMC and Causeway Capital Management
LLC with respect to the Tactical Offensive Equity
Fund is herein incorporated by reference to Exhibit
(d)(8) of Post-Effective Amendment No.53 to
Registrants Registration Statement on Form N-1A
(File Nos. 333-169727 and 811-22480), filed with the
SEC on November 26, 2013.